Exhibit 99.1

bluebird bio Initiates Restructuring to Reduce Operating Expenses and Advance Near-term Opportunities to Bring Potentially Curative Gene Therapies to Patients in the US

Expected to deliver up to $160 million in cost savings over the next two years and extend the Company’s cash runway through pivotal upcoming milestones in the first half of 2023

Management team to host conference call today, April 5, 2022 at 8:00 am ET

CAMBRIDGE, Mass. — (BUSINESS WIRE) — April 5, 2022— Following a review of its strategic priorities, bluebird bio, Inc. (Nasdaq: BLUE) today announced that the Company is initiating a comprehensive restructuring intended to deliver up to $160 million in cost savings over the next two years.

bluebird intends to sharpen its focus on near-term catalysts, including anticipated FDA approvals for its gene therapies for beta-thalassemia and cerebral adrenoleukodystrophy in 2022, and the potential submission of a biologics license application (BLA) for lovotibeglogene autotemcel (lovo-cel) gene therapy for sickle cell disease planned in the first quarter of 2023.  The Company expects to maintain targeted research efforts focused on in vivo lentiviral vector (LVV) gene therapy and will deprioritize direct investments in reduced toxicity conditioning and cryopreserved apheresis.

The initiative is expected to reduce the Company’s cash burn in 2022 to less than $340 million, with a 35 to 40 percent reduction in operating costs anticipated by year-end 2022, which is expected to be reflected in bluebird’s operating budget for 2023. As part of the changes, bluebird plans to reduce its workforce by approximately 30%. The restructuring is expected to extend the Company’s cash runway into the first half of 2023.

“Over more than a decade, bluebird has made remarkable advances across research, development and manufacturing of gene therapies, and has set the standard for scientific understanding in this rapidly expanding field,” said Andrew Obenshain, chief executive officer, bluebird bio.  “Today, we are taking decisive action to extend our cash runway, and put bluebird in a stronger position to execute on our strategic priorities and ultimately bring potentially curative gene therapies to patients and their families. The decision to reduce our workforce in support of a more focused set of priorities was not taken lightly, and we are grateful to every bluebird who has helped to progress the field of gene therapy and championed our mission.”

Cost savings and the extended cash runway generated through the restructuring are intended to bring bluebird through crucial upcoming milestones while the Company continues to evaluate additional financing options, including public or private equity financings and monetizing any priority review vouchers that may be issued upon approval of beti-cel or eli-cel.

If approved, betibeglogene autotemcel (beti-cel) for beta-thalassemia and elivaldogene autotemcel (eli-cel, Lenti-D™) for cerebral adrenoleukodystrophy will be the first ex-vivo LVV gene therapies available in the US. The FDA has set PDUFA goal dates of August 19, 2022 for beti-cel and September 16, 2022 for eli-cel.  The therapies are expected to be reviewed in consecutive FDA advisory committee meetings tentatively scheduled for June 9 and 10, 2022.

Investor Conference Call Information
bluebird bio will host a call for analysts and investors today, April 5, 2022 at 8:00 am ET. Investors may listen to the call by dialing (844) 825-4408 from locations in the United States or +1 (315) 625-3227 from outside the United States. Please refer to conference ID number 7259545.

To access the live webcast of bluebird’s presentation, please visit the “Events & Presentations” page within the Investors & Media section of the bluebird website at http://investor.bluebirdbio.com. A replay of the webcast will be available on the bluebird website for 90 days following the event.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

With a dedicated focus on severe genetic diseases, bluebird has industry-leading clinical and research programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy and is advancing research to apply new technologies to these and other diseases. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

Founded in 2010, bluebird has the largest and deepest ex-vivo gene therapy data set in the world—setting the standard for the industry. Today, bluebird continues to forge new paths, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

For more information, visit bluebirdbio.com or follow us on social media at @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including our statements regarding potential cost-savings from our restructuring, expected reductions of operating expenses, our expectations that the cost savings from the restructuring will extend our cash runway into the first half of 2023, and our expectations regarding the timing for a potential BLA submission for lovo-cel, and anticipated FDA approval of the BLAs for beti-cel and eli-cel. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks include, but are not limited to: the risk that we may not realize expected cost savings from the restructuring, including the anticipated decrease in operational expenses, at the levels we expect; we may encounter additional delays in the development of our programs, including the imposition of new clinical holds or delays in resolving existing clinical holds, that may impact our ability to meet our expected time lines and increase our costs; the internal and external costs required for our ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected which may cause us to use cash more quickly than we expect or change or curtail some of our plans or both; our expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; the risk that the efficacy and safety results from our prior and ongoing clinical trials will not continue or be seen in additional patients treated with our product candidates; the risk that additional insertional oncogenic or other reportable events associated with lentiviral vector, drug product, or myeloablation will be discovered or reported over time; the risk that our eli-cel, beti-cel and lovo-cel programs may be subject to further delays in their development, including but not limited to the imposition of new clinical holds; the risk that eli-cel and/or beti-cel may not be approved within the priority review timeframe or at all; the risk that any one or more of our product candidates, including eli-cel and/or beti-cel, will not be successfully developed, approved or commercialized. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

or

Media:
Sarah Alspach, 215-287-6354
sarah.alspach@bluebirdbio.com